Exhibit 99.1.0

12900 Snow Road Parma, OH 44130

NEWS RELEASE

CONTACT: Kelly Taylor

Associate Director, Investor Relations

(216) 676-2000

GrafTech Acquires Seadrift Coke L.P. and C/G Electrodes LLC

Parma, OH – November 30, 2010 – GrafTech International Ltd. (NYSE:GTI) today announced that it has completed the acquisitions of Seadrift Coke L.P. (Seadrift), the world’s second largest producer of petroleum-based needle coke, and C/G Electrodes LLC (C/G), a US-based graphite electrode producer, pursuant to the previously announced merger agreements.

Craig Shular, Chairman and Chief Executive Officer of GrafTech, commented, “We are delighted to announce the successful completion of these acquisitions. We look forward to partnering together with the excellent teams at Seadrift and C/G to grow our Company, best serve our customers and generate sustainable long-term value for our shareholders.”

To finance the acquisitions, GrafTech issued 24 million shares of common stock, used $86 million in cash, drew $165 million on its revolving credit facility and issued $200 million in non-interest bearing five-year Senior Subordinated Notes, which have a current discounted fair market value of $144 million1.

With the completion of the acquisitions, Nathan Milikowsky, a former principal and a key shareholder in both Seadrift and C/G, will be nominated to GrafTech’s Board of Directors. Mr. Milikowsky has a bachelor’s degree from Yale University and is an experienced steel industry executive who will bring valuable business experience to our Board.

GrafTech International Ltd. is one of the world’s largest manufacturers and providers of high quality synthetic and natural graphite and carbon based products and technical and research and development services, with customers in about 70 countries engaged in the manufacture of steel, automotive products and electronics. We manufacture graphite electrodes, products essential to the production of electric arc furnace steel. We also manufacture thermal management, fuel cell and other specialty graphite and carbon products for, and provide services to, the electronics, power generation, solar, oil and gas, transportation, petrochemical and other metals markets. We operate 13 manufacturing facilities strategically located on four continents. For additional information on GrafTech International Ltd., call 216-676-2000, or visit our website at www.graftech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: Except for historical information contained herein, the statements made in this release and related discussions about such matters as financial performance, synergies, tax benefits, value generation, customer service, integration and working capital improvements related to the acquisitions constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our expectations and targets are not predictions of actual performance and historically our

[1]	Present value basis at a seven percent discount rate.

performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: the ability to successfully integrate the acquired businesses and to realize expected benefits and synergies, changes in business and economic conditions and growth trends in the industry, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

INVESTORS ARE URGED TO READ CAREFULLY THE FINAL PROSPECTUS AND S-4 REGISTRATION STATEMENT REGARDING THE TRANSACTIONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. These materials will be made available to GrafTech stockholders at no expense to them. Investors and securityholders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) will be available free of charge at www.graftech.com. You may also read and copy any reports, statements and other information filed by GrafTech with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call.